Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                          $.370         $4.29      8.62%

Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:

         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Fund For Income, Inc. (Class B shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                           $.346        $4.28      8.08%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1996.

              A            b           c          d         e       Yield
              -            -           -          -         -       -----

          $3,011,570   $431,983   100,353,609   $4.58     $.00      6.84%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Fund For Income, Inc. (Class B shares) as of December 31, 1996.

              A            b           c          d         e       Yield
              -            -           -          -         -       -----

           $23,076      $5,170      770,136     $4.28      $.00     6.61%

SEC Standardized Total Returns - Class A shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1996.

                                              AVE. ANNUAL       TOTAL
                  ERV          P         N    TOTAL RETURN     RETURN
                  ---          -         -    ------------     ------

  1 year:   $   1,062.00  $ 1,000.00    1.00      6.20%         6.20%

 5 years:   $   1,744.80  $ 1,000.00    5.00     11.78%        74.48%

10 years:   $   2,135.60  $ 1,000.00   10.00      7.88%       113.56%

NAV Only Total Returns - Class A shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors Fund For Income, Inc. (Class A shares) as of December 31, 1996.

                                              AVE. ANNUAL       TOTAL
                  ERV           P        N    TOTAL RETURN     RETURN
                  ---           -        -    ------------     ------

  1 year:   $   1,134.00  $ 1,000.00    1.00     13.40%        13.40%

 5 years:   $   1,863.00  $ 1,000.00    5.00     13.25%        86.30%

10 years:   $   2,279.30  $ 1,000.00   10.00      8.59%       127.93%

SEC Standardized Total Returns - Class B shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Fund For Income, Inc. (Class B shares) as of December 31, 1996.

                                                   AVE. ANNUAL        TOTAL
                      ERV            P        N    TOTAL RETURN       RETURN
                      ---            -        -    ------------       ------

      1 year:   $   1,080.60  $   1,000.00   1.00     8.06%            8.06%

Life of Fund:   $   1,268.30  $   1,000.00   1.97    12.83%           26.83%

NAV Only Total Returns - Class B shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV  = Ending redeemable value of a hypothetical $1,000
                         investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P    = a hypothetical initial investment of $1,000

                  N    = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors Fund For Income, Inc. (Class B shares) as of December 31, 1996.

                                                      AVE. ANNUAL     TOTAL
                     ERV             P        N      TOTAL RETURN     RETURN
                     ---             -        -      -------------    ------

      1 year:   $   1,125.10  $   1,000.00   1.00      12.51%         12.51%

Life of Fund:   $   1,321.60  $   1,000.00   1.97      15.22%         32.16%